Subsidiaries of the Registrant (As at 31 December 2025) Legal Name of Subsidiary Jurisdiction of Organisation ACL Capital (IFSC) Private Limited India ACL Holdings Limited United Arab Emirates Agrinvest Assessoria de Mercados Ltda. Brazil Agrinvest Assessoria e Inteligência MT Ltda. Brazil Agrinvest Inteligência Consultoria e Treinamentos Ltda. Brazil Agrinvest International Brasil Assessoria de Mercados Ltda. Brazil Agrinvest Curitiba Assessoria de Mercados Ltda. Brazil Agrinvest Rio Verde Assessoria de Mercados Ltda. Brazil ArFinco SA France Birchstone Markets Limited United Kingdom Carlton Commodities 2004 LLP United Kingdom Ceres Assessoria de Investimentos Ltda. Brazil Darton Commodities BV Netherlands Darton Commodities Ltd. United Kingdom Darton Group Limited United Kingdom Darton Ltd. United Kingdom Eagle Commodities Brokers Limited United Kingdom Eagle Energy Brokers, LLC United States Edgemere Terminals Limited United Kingdom Emporos Technologies Limited United Kingdom Global Metals Network Limited Hong Kong Goldhawk Partners Limited United Kingdom Hamilton Court Foreign Exchange Limited United Kingdom Hamilton Court Foreign Exchange Payments S.r.l. Italy Hamilton Court Foreign Exchange Securities Trading Company SIM S.p.A. Italy

Hamilton Court FX Canada Limited Canada Hamilton Court Group Limited United Kingdom Headley Properties Ltd United Kingdom HPC Investment Services Limited United Kingdom HPC Tel Aviv Ltd Israel ILS Brokers Ltd Israel Marex Australia Pty Ltd Australia Marex Brazil Financial Holding Ltda. Brazil Marex Brazil Serviços de Consultoria Ltda. Brazil Marex Capital (AD) Limited United Arab Emirates Marex Capital Markets Inc. United States Marex Client Services Inc. United States Marex Derivative Products Inc. United States Marex EMEA Holdings Limited Jersey Marex European Holdings Limited Ireland Marex Financial United Kingdom Marex Financial Services Hong Kong Limited Hong Kong Marex France SAS France Marex Fund S.A. SICAV-RAIF Luxembourg Marex Group plc United Kingdom Marex HK Asia Limited Hong Kong Marex Hong Kong Limited Hong Kong Marex Markets Asia Pte. Ltd. (formerly Spectron Energy (Asia) Pte Ltd Singapore Marex Markets Japan KK Japan Marex MENA Limited United Arab Emirates Marex Netherlands B.V. Netherlands Marex North America Holdings Inc. United States Marex NZ Limited New Zealand

Marex Prime Services Limited United Kingdom Marex Professional Trading Services Inc. United States Marex Puerto Rico LLC Puerto Rico Marex ROW Holdings Pte. Ltd. Singapore Marex ROW Intermediary Limited Bermuda Marex SA France Marex Securities Products Inc. United States Marex Services Inc. United States Marex Spectron Asia Pte. Ltd. Singapore Marex Spectron Europe Limited Ireland Marex Spectron International Limited United Kingdom Marex Spectron USA, LLC United States Marex Trading International Limited United Kingdom OTCex LLC United States Pinnacle Fuel LLC United States Spectron Energy Inc. United States Spectron Services Limited United Kingdom Starsupply Petroleum Europe B.V. Netherlands Tangent Trading Holdings Limited United Kingdom Tangent Trading Limited United Kingdom Tangent Trading USA LLC (formerly Darton Commodities USA LLC) United States Volcap Trading Partners France SAS France Volcap Trading Partners Limited United Kingdom Winterflood Client Nominees Limited United Kingdom Winterflood Gilts Limited United Kingdom Winterflood Jersey Limited Channel Islands Winterflood Jersey Nominees Limited Channel Islands Winterflood Securities Holdings Limited United Kingdom

Winterflood Securities Limited United Kingdom Winterflood Securities US Corporation United States W.S. (Nominees) Limited United Kingdom X-Change Financial Access, LLC United States Xeram and Company (Asia) Limited Hong Kong Xeram Asia Limited Hong Kong Xeram CEEMA Limited Cyprus Xeram Holdings Limited Bermuda Xeram International Holdings Limited United Kingdom